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                                                                    Exhibit 16.1

March 2, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re: Arbor Realty Trust, Inc.
Registration No. 333-110472

Dear Sir or Madam:

We have read the section entitled "Change in Accountants" in Amendment No. 3 of the registration statement on Form S-11 of Arbor Realty Trust, Inc. (Registration No. 333-110472) and agree with the statements concerning Grant Thornton LLP contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP